 Exhibit 99.1

Shore Bancshares, Inc.
18 E. Dover Street
Easton, Maryland 21601
Phone 410-822-1400

Correction - Shore Bancshares, Inc.

In the news release, Shore Bancshares Reports Second Quarter and First-Half Results, issued July 28, 2009 by Shore Bancshares, Inc. over PR Newswire, we are advised by the company that the fifth paragraph, first sentence, should read "Nonperforming assets as a percentage of total assets grew to 1.37% during the quarter..." rather than "1.26%." The sixth sentence in the second paragraph under the subheading "Review of Quarterly Financial Results" should also read "Nonperforming assets to total assets was 1.37% at June 30, 2009" rather than "1.26%" as originally issued inadvertently.  We have also been advised by the company that changes have been made to the tabular material. Complete, corrected release follows:

PRESS RELEASE

Shore Bancshares Reports Second Quarter and First-Half Results

Easton, Maryland (07/28/2009) - Shore Bancshares, Inc. (NASDAQ - SHBI) reported net income available to common stockholders of $354 thousand or $0.04 per diluted common share for the second quarter of 2009, compared to $1.9 million or $0.22 per diluted common share for the first quarter of 2009 and $2.8 million or $0.33 per diluted common share for the second quarter of 2008.  Net income available to common stockholders for the first half of 2009 was $2.2 million or $0.27 per diluted common share, compared to $6.1 million or $0.73 per diluted common share for the first half of 2008.

Net income available to common stockholders was negatively impacted by dividends and discount accretion associated with the sale and subsequent repurchase of preferred stock under the U.S. Department of the Treasury’s Troubled Asset Relief Program Capital Purchase Program.  The dividends and accretion for the second quarter of 2009 was $1.5 million or $0.18 per share.  The comparable amount for the first six months of 2009 was $1.9 million or $0.22 per share.

“We are pleased to have reported net income in each of the first two quarters of 2009, given the ongoing tough operating environment locally and across the community banking industry. Three main factors contributed to the reduction of our second quarter net income to $354 thousand. These included: $1.5 million on an after tax basis ($0.18 per share) of one-time charges related to our participation in and exit from the Capital Purchase Program via repayment of Treasury’s investment; a $513 thousand ($0.04 per share on an after tax basis) one-time deposit insurance special assessment from the FDIC; and a $1.7 million ($0.12 per share on an after tax basis) quarterly provision for credit losses that was set aside to support sustained growth in the loan portfolio plus the overall increase in nonperforming assets and loan charge-offs,” said W. Moorhead Vermilye, President & Chief Executive Officer.

“The underlying strength of our organization enabled us to grow loans by 9.2% during the second quarter versus a year ago, and supported an excellent increase in total deposits of 19.9% during the second quarter when compared to the comparable period of last year. We see the deposit growth as evidence of our ability to bring in new relationships as a result of ongoing market disruption, which we believe is solidifying our position as the leading independent banking company serving the Delaware-Maryland-Virginia peninsula.”

“Nonperforming assets as a percentage of total assets grew to 1.37% during the quarter, annualized net charge-offs as a percentage of average loans amounted to 0.71%, and the allowance for credit losses as a percentage of period-end loans was 1.17% and remained essentially unchanged from the linked first quarter.
We believe these asset quality measures will compare favorably to our Mid-Atlantic peers, after all of the mid-year results are compiled for the group,” Vermilye said.

The Company’s return on average assets for the second quarter of 2009 was 0.13%, compared to 0.72% and 1.12% for the quarters ended March 31, 2009 and June 30, 2008, respectively.  The return on average stockholders’ equity was 1.07% for the second quarter of 2009, compared to 5.05% for the first quarter of 2009 and 8.98% for the second quarter of 2008.

The Company’s return on average assets for the first six months of 2009 was 0.41%, compared to 1.25% for the first six months of 2008.  The return on average stockholders’ equity was 3.18% for the first half of 2009, compared to 10.02% for the first half of 2008.

Total assets were $1.158 billion at June 30, 2009, compared to $1.045 billion at the end of 2008, an increase of $113.6 million.  Total loans were $919.1 million and total deposits were $981.3 million, an increase of $30.1 million and $136.0 million, respectively, when compared to December 31, 2008.  Total stockholders’ equity increased slightly from the end of 2008.

Review of Quarterly Financial Results
Net interest income for the second quarter of 2009 was $10.1 million, a small increase from the first quarter of 2009 and an increase of 4.7% from the same period last year.  Higher average balances on earning assets was the primary reason for the increase.  The Company’s net interest margin was 3.85% for the second quarter of 2009, a decrease of 24 basis points when compared to the first quarter of 2009 and a decrease of 32 basis points when compared to the second quarter of 2008.

The provision for credit losses was $1.7 million for the three months ended June 30, 2009. The comparable amounts were $1.9 million and $615 thousand for the three months ended March 31, 2009 and June 30, 2008, respectively.  The continued large level of  provision expense was primarily in response to sustained growth in the loan portfolio, the overall increase in nonperforming assets and loan charge-offs, as well as overall economic conditions.  Net charge-offs were $1.6 million for the second quarter of 2009, $546 thousand for the first quarter of 2009 and $259 thousand for the second quarter of 2008.  Quarter-to-date annualized net charge-offs to average loans was 0.71% for the second quarter of 2009, 0.25% for the first quarter of 2009 and 0.13% for the second quarter of 2008. Nonperforming assets to total assets was 1.37% at June 30, 2009.  The comparable nonperforming asset ratio was 0.85% at March 31, 2009, and 0.47% at June 30, 2008.  The allowance for credit losses to period-end loans was 1.17% at  June 30, 2009, compared to 1.18% at March 31, 2009 and 0.98% at June 30, 2008.  Management believes that the provision for credit losses and the resulting allowance were adequate at June 30, 2009.

Noninterest income for the second quarter of 2009 remained relatively unchanged when compared to the first quarter of 2009 and increased 2.9% when compared to the second quarter of 2008.  During the second quarter the Company recorded a $420 thousand gain on an interest rate swap transaction which was offset by a reduction in insurance agency commissions.

Noninterest expense for the second quarter of 2009 increased 8.2% when compared to the first quarter of 2009 and increased 9.9% when compared to the second quarter of 2008.  A significant portion of the increase was due to increased FDIC insurance premium expense of $676 thousand when compared to the first quarter of 2009 and $860 thousand when compared to the second quarter of 2008.  These increases included a special one-time assessment as of June 30, 2009 which totaled $513 thousand.

Review of Six-Month Financial Results
Net interest income for the first six months of 2009 was $20.1 million, an increase of 2.5% when compared to the first six months of 2008.  Higher average balances on earning assets was the primary reason for the increase.  The net interest margin declined 34 basis points from 4.30% for the first half of 2008 to 3.96% for the first half of 2009.

The provisions for credit losses for the six months ended June 30, 2009 and 2008 were $3.6 million and $1.1 million, respectively.  Net charge-offs were $2.2 million and $346 thousand for the six months ended June 30, 2009 and 2008, respectively.  Year-to-date annualized net charge-offs to average loans was 0.48% for the first half of 2009 and 0.09% for the first half of 2008.

Noninterest income for the six months ended June 30, 2009 remained unchanged when compared to the same period in 2008.  The increase in other noninterest income was primarily offset by a decrease in insurance agency commissions.

Noninterest expense for the six months ended June 30, 2009 increased 6.5% when compared to the same period in 2008.  A significant portion of the increase was due to increased FDIC insurance premium expense of $1.1 million when compared to the first six months of 2008.  The increase in FDIC insurance premiums was attributable to higher overall rates, a one-time special assessment as of June 30, 2009 which totaled $513 thousand and growth in the company’s total deposits.

Shore Bancshares Information
Shore Bancshares, Inc. is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland’s Eastern Shore.  It is the parent company of three banks, The Talbot Bank of Easton, Maryland, The Centreville National Bank of Maryland, and The Felton Bank; three insurance producer firms, The Avon-Dixon Agency, LLC, Elliott Wilson Insurance, LLC and Jack Martin and Associates, Inc; a wholesale insurance company, TSGIA, Inc; two insurance premium finance companies, Mubell Finance, LLC and ESFS, Inc; a registered investment adviser firm, Wye Financial Services, LLC; and a mortgage broker subsidiary, Wye Mortgage Group, LLC.

Forward-Looking Statements
This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements do not represent historical facts, but statements about management’s beliefs, plans and objectives.  These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions.  Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true.  These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements.  For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

For further information contact: W. Moorhead Vermilye, President and CEO

Shore Bancshares, Inc.
Financial Highlights
(Dollars in thousands, except per share data)

	For the Three Months Ended			For the Six Months Ended
	June 30,			June 30,
	2009	2008	% Change	2009	2008	% Change
PROFITABILITY FOR THE PERIOD
Net interest income	$10,086	$9,632	4.7%	$20,144	$19,662	2.5%
Provision for credit losses	1,681	615	173.3	3,616	1,077	235.7
Noninterest income	5,347	5,194	2.9	10,697	10,696	0.0
Noninterest expense	10,693	9,729	9.9	20,576	19,320	6.5
Income before income taxes	3,059	4,482	(31.7)	6,649	9,961	(33.2)
Income tax expense	1,166	1,716	(32.1)	2,543	3,823	(33.5)
Net income	1,893	2,766	(31.6)	4,106	6,138	(33.1)
Preferred stock dividends and discount accretion	1,539	-	-	1,876	-	-
Net income available to common shareholders	$354	$2,766	(87.2)	$2,230	$6,138	(63.7)

Return on average assets (1)	0.13%	1.12%	(88.4)%	0.41%	1.25%	(67.2)%
Return on average equity (1)	1.07	8.98	(88.1)	3.18	10.02	(68.3)
Net interest margin	3.85	4.17	(7.7)	3.96	4.30	(7.9)
Efficiency ratio - GAAP based	69.29	65.62	5.6	66.72	63.64	4.8

PER SHARE DATA
Basic net income per share	$0.23	$0.33	(30.3)%	$0.49	$0.73	(32.9)%
Basic net income per common share	0.04	0.33	(87.9)	0.27	0.73	(63.0)
Diluted net income per share	0.22	0.33	(33.3)	0.49	0.73	(32.9)
Diluted net income per common share	0.04	0.33	(87.9)	0.27	0.73	(63.0)
Dividends paid per common share	0.16	0.16	-	0.32	0.32	-
Book value per common share at period end	15.19	14.65	3.7
Tangible book value per common share at period end	12.62	12.01	5.1
Market value at period end	17.94	18.72	(4.2)
Market range:
High	21.46	26.47	(18.9)	24.43	26.47	(7.7)
Low	15.18	18.52	(18.0)	11.00	18.52	(40.6)

AT PERIOD END
Loans	$919,088	$841,600	9.2%
Securities	89,272	91,842	(2.8)
Assets	1,158,212	1,019,463	13.6
Deposits	981,334	818,656	19.9
Stockholders' equity	127,876	123,038	3.9

CAPITAL AND CREDIT QUALITY RATIOS
Average equity to average assets	11.84%	12.41%		12.99%	12.45%
Annualized net charge-offs to average loans	0.71	0.13		0.48	0.09
Allowance for credit losses to period-end loans	1.17	0.98
Nonperforming assets to total assets	1.37	0.47

(1) Calculation uses net income available to common shareholders.

Shore Bancshares, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

				June 30, 2009	June 30, 2009
	June 30,	Dec. 31,	June 30,	compared to	compared to
	2009	2008	2008	Dec. 31, 2008	June 30, 2008
ASSETS
Cash and due from banks	$20,498	$16,803	$19,532	22.0%	4.9%
Interest-bearing deposits with other banks	1,622	481	343	237.2	372.9
Federal funds sold	85,242	10,010	23,111	751.6	268.8
Investments available-for-sale (at fair value)	80,278	79,204	80,721	1.4	(0.5)
Investments held-to-maturity	8,994	10,252	11,121	(12.3)	(19.1)

Loans	919,088	888,528	841,600	3.4	9.2
Less: allowance for credit losses	(10,784)	(9,320)	(8,282)	15.7	30.2
Loans, net	908,304	879,208	833,318	3.3	9.0

Premises and equipment, net	14,018	13,855	14,465	1.2	(3.1)
Accrued interest receivable	4,355	4,606	4,843	(5.4)	(10.1)
Goodwill	15,954	15,954	15,954	-	-
Other intangible assets, net	5,663	5,921	6,179	(4.4)	(8.4)
Other real estate owned	2,212	148	-	1,394.6	-
Other assets	11,072	8,199	9,876	35.0	12.1

Total assets	$1,158,212	$1,044,641	$1,019,463	10.9	13.6

LIABILITIES
Noninterest-bearing deposits	$113,111	$102,584	$109,718	10.3	3.1
Interest-bearing deposits	868,223	742,787	708,938	16.9	22.5
Total deposits	981,334	845,371	818,656	16.1	19.9

Short-term borrowings	28,096	52,969	58,263	(47.0)	(51.8)
Long-term debt	7,947	7,947	8,485	-	(6.3)
Accrued interest payable and other liabilities	12,959	10,969	11,021	18.1	17.6
Total liabilities	1,030,336	917,256	896,425	12.3	14.9

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized
35,000,000 shares	84	84	84	-	-
Warrants	1,543	-	-	-	-
Additional paid in capital	29,816	29,768	29,663	0.2	0.5
Retained earnings	95,679	96,140	93,498	(0.5)	2.3
Accumulated other comprehensive income (expense)	754	1,393	(207)	(45.9)	464.3
Total stockholders' equity	127,876	127,385	123,038	0.4	3.9

Total liabilities and stockholders' equity	$1,158,212	$1,044,641	$1,019,463	10.9	13.6

Period-end common shares outstanding	8,419	8,405	8,400	0.2	0.2
Book value per common share	$15.19	$15.16	$14.65	0.2	3.7

Shore Bancshares, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	2009	2008	% Change		2009	2008	% Change
INTEREST INCOME
Interest and fees on loans	$13,754	$13,961	(1.5	) %	$27,371	$28,521	(4.0)%
Interest and dividends on investment securities:
Taxable	768	945	(18.7)		1,524	2,025	(24.7)
Tax-exempt	79	109	(27.5)		164	232	(29.3)
Interest on federal funds sold	23	83	(72.3)		30	205	(85.4)
Interest on deposits with other banks	6	29	(79.3)		7	67	(89.6)
Total interest income	14,630	15,127	(3.3)		29,096	31,050	(6.3)

INTEREST EXPENSE
Interest on deposits	4,441	4,997	(11.1)		8,726	10,340	(15.6)
Interest on short-term borrowings	28	316	(91.1)		77	682	(88.7)
Interest on long-term debt	75	182	(58.8)		149	366	(59.3)
Total interest expense	4,544	5,495	(17.3)		8,952	11,388	(21.4)

NET INTEREST INCOME	10,086	9,632	4.7		20,144	19,662	2.5
Provision for credit losses	1,681	615	173.3		3,616	1,077	235.7

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	8,405	9,017	(6.8)		16,528	18,585	(11.1)

NONINTEREST INCOME
Service charges on deposit accounts	888	917	(3.2)		1,697	1,788	(5.1)
Investment securities gains (losses)	-	-	-		49	-	-
Insurance agency commissions	2,893	3,219	(10.1)		6,228	6,750	(7.7)
Other noninterest income	1,566	1,058	48.0		2,723	2,158	26.2
Total noninterest income	5,347	5,194	2.9		10,697	10,696	0.0

NONINTEREST EXPENSE
Salaries and employee benefits	5,959	5,759	3.5		11,879	11,743	1.2
Occupancy expense	587	537	9.3		1,136	1,036	9.7
Furniture and equipment expense	302	298	1.3		616	584	5.5
Data processing	580	550	5.5		1,190	1,118	6.4
Directors' fees	117	130	(10.0)		285	295	(3.4)
Amortization of intangible assets	129	129	-		258	258	-
Other noninterest expenses	3,019	2,326	29.8		5,212	4,286	21.6
Total noninterest expense	10,693	9,729	9.9		20,576	19,320	6.5

Income before income taxes	3,059	4,482	(31.7)		6,649	9,961	(33.2)
Income tax expense	1,166	1,716	(32.1)		2,543	3,823	(33.5)

NET INCOME	1,893	2,766	(31.6)		4,106	6,138	(33.1)
Preferred stock dividends and discount accretion	1,539	-	-		1,876	-	-
Net income available to common shareholders	$354	$2,766	(87.2)		$2,230	$6,138	(63.7)

Weighted average shares outstanding - basic	8,413	8,398	0.2		8,409	8,394	0.2
Weighted average shares outstanding - diluted	8,417	8,405	0.1		8,413	8,402	0.1

Basic net income per share	$0.23	$0.33	(30.3)		$0.49	$0.73	(32.9)
Basic net income per common share	0.04	0.33	(87.9)		0.27	0.73	(63.0)
Diluted net income per share	0.22	0.33	(33.3)		0.49	0.73	(32.9)
Diluted net income per common share	0.04	0.33	(87.9)		0.27	0.73	(63.0)
Dividends paid per common share	0.16	0.16	-		0.32	0.32	-

Shore Bancshares, Inc.
Financial Highlights By Quarter
(Dollars in thousands, except per share data)

	2nd quarter	1st quarter	4th quarter	3rd quarter	2nd quarter	2Q 09	2Q 09
	2009	2009	2008	2008	2008	compared to	compared to
	(2Q 09)	(1Q 09)	(4Q 08)	(3Q 08)	(2Q 08)	1Q 09	2Q 08
PROFITABILITY FOR THE PERIOD
Net interest income	$10,086	$10,058	$10,348	$9,909	$9,632	0.3%	4.7%
Provision for credit losses	1,681	1,935	1,385	875	615	(13.1)	173.3
Noninterest income	5,347	5,350	4,408	5,246	5,194	(0.1)	2.9
Noninterest expense	10,693	9,883	9,621	9,429	9,729	8.2	9.9
Income before income taxes	3,059	3,590	3,750	4,851	4,482	(14.8)	(31.7)
Income tax expense	1,166	1,377	1,489	1,780	1,716	(15.3)	(32.1)
Net income	1,893	2,213	2,261	3,071	2,766	(14.5)	(31.6)
Preferred stock dividends and discount accretion	1,539	337	-	-	-	356.7	-
Net income available to common shareholders	$354	$1,876	$2,261	$3,071	$2,766	(81.1)	(87.2)

Return on average assets (1)	0.13%	0.72%	0.87%	1.19%	1.12%	(81.9)%	(88.4)%
Return on average equity (1)	1.07	5.05	7.11	9.81	8.98	(78.8)	(88.1)
Net interest margin	3.85	4.09	4.24	4.10	4.17	(5.9)	(7.7)
Efficiency ratio - GAAP based	69.29	64.14	65.20	62.22	65.62	8.0	5.6

PER SHARE DATA
Basic net income per share	$0.23	$0.26	$0.27	$0.37	$0.33	(11.5)%	(30.3)%
Basic net income per common share	0.04	0.22	0.27	0.37	0.33	(81.8)	(87.9)
Diluted net income per share	0.22	0.26	0.27	0.37	0.33	(15.4)	(33.3)
Diluted net income per common share	0.04	0.22	0.27	0.37	0.33	(81.8)	(87.9)
Dividends paid per common share	0.16	0.16	0.16	0.16	0.16	-	-
Book value per common share at period end	15.19	15.38	15.16	14.92	14.65	(1.2)	3.7
Tangible book value per common share at period end	12.62	12.79	12.55	12.30	12.01	(1.3)	5.1
Market value at period end	17.94	16.75	23.99	25.70	18.72	7.1	(4.2)
Market range:
High	21.46	24.43	25.97	27.25	26.47	(12.2)	(18.9)
Low	15.18	11.00	17.50	18.00	18.52	38.0	(18.0)

AT PERIOD END
Loans	$919,088	$908,118	$888,528	$865,437	$841,600	1.2%	9.2%
Securities	89,272	78,953	89,456	93,149	91,842	13.1	(2.8)
Assets	1,158,212	1,075,934	1,044,641	1,037,026	1,019,463	7.6	13.6
Deposits	981,334	873,089	845,371	839,217	818,656	12.4	19.9
Stockholders' equity	127,876	152,781	127,385	125,401	123,038	(16.3)	3.9

CAPITAL AND CREDIT QUALITY RATIOS
Average equity to average assets	11.84%	14.23%	12.22%	12.12%	12.41%
Annualized net charge-offs to average loans	0.71	0.25	0.31	0.25	0.13
Allowance for credit losses to period-end loans	1.17	1.18	1.05	1.00	0.98
Nonperforming assets to total assets	1.37	0.85	0.79	0.72	0.47

(1) Calculation uses net income available to common shareholders.

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter
(In thousands, except per share data)

						2Q 09	2Q 09
						compared to	compared to
	2Q 09	1Q 09	4Q 08	3Q 08	2Q 08	1Q 09	2Q 08
INTEREST INCOME
Interest and fees on loans	0	$13,617	$14,166	$14,179	$13,961	1.0%	(1.5)%
Interest and dividends on investment securities:
Taxable	768	756	839	924	945	1.6	(18.7)
Tax-exempt	79	85	93	95	109	(7.1)	(27.5)
Interest on federal funds sold	23	7	24	79	83	228.6	(72.3)
Interest on deposits with other banks	6	1	4	21	29	500.0	(79.3)
Total interest income	14,630	14,466	15,126	15,298	15,127	1.1	(3.3)

INTEREST EXPENSE
Interest on deposits	4,441	4,285	4,582	4,955	4,997	3.6	(11.1)
Interest on short-term borrowings	28	49	121	344	316	(42.9)	(91.1)
Interest on long-term debt	75	74	75	90	182	1.4	(58.8)
Total interest expense	4,544	4,408	4,778	5,389	5,495	3.1	(17.3)

NET INTEREST INCOME	10,086	10,058	10,348	9,909	9,632	0.3	4.7
Provision for credit losses	1,681	1,935	1,385	875	615	(13.1)	173.3

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	8,405	8,123	8,963	9,034	9,017	3.5	(6.8)

NONINTEREST INCOME
Service charges on deposit accounts	888	809	889	923	917	9.8	(3.2)
Investment securities gains (losses)	-	49	(15)	-	-	(100.0)	-
Other than temporary impairment of securities	-	-	-	(371)	-	-	-
Insurance agency commissions	2,893	3,335	2,495	2,845	3,219	(13.3)	(10.1)
Other noninterest income	1,566	1,157	1,039	1,849	1,058	35.4	48.0
Total noninterest income	5,347	5,350	4,408	5,246	5,194	(0.1)	2.9

NONINTEREST EXPENSE
Salaries and employee benefits	5,959	5,920	5,776	5,802	5,759	0.7	3.5
Occupancy expense	587	549	585	558	537	6.9	9.3
Furniture and equipment expense	302	314	291	310	298	(3.8)	1.3
Data processing	580	610	595	610	550	(4.9)	5.5
Directors' fees	117	168	132	131	130	(30.4)	(10.0)
Amortization of intangible assets	129	129	129	128	129	-	-
Other noninterest expenses	3,019	2,193	2,113	1,890	2,326	37.7	29.8
Total noninterest expense	10,693	9,883	9,621	9,429	9,729	8.2	9.9

Income before income taxes	3,059	3,590	3,750	4,851	4,482	(14.8)	(31.7)
Income tax expense	1,166	1,377	1,489	1,780	1,716	(15.3)	(32.1)

NET INCOME	1,893	2,213	2,261	3,071	2,766	(14.5)	(31.6)
Preferred stock dividends and discount accretion	1,539	337	-	-	-	356.7	-
Net income available to common shareholders	$354	$1,876	$2,261	$3,071	$2,766	(81.1)	(87.2)

Weighted average shares outstanding - basic	8,413	8,405	8,405	8,405	8,398	0.1	0.2
Weighted average shares outstanding - diluted	8,417	8,408	8,410	8,411	8,405	0.1	0.1

Basic net income per share	0.23	0.26	0.27	0.37	0.33	(11.5)	(30.3)
Basic net income per common share	0.04	0.22	0.27	0.37	0.33	(81.8)	(87.9)
Diluted net income per share	0.22	0.26	0.27	0.37	0.33	(15.4)	(33.3)
Diluted net income per common share	0.04	0.22	0.27	0.37	0.33	(81.8)	(87.9)
Dividends paid per common share	0.16	0.16	0.16	0.16	0.16	-	-